Exhibit 10.4

Sales Order
Party A (buyer):

Party B (seller): Zhao Qing Neng Cheng Import & Export Co., Ltd

Both parties agree that Party A shall order the specified product in such manners agreed as follows:

Article 1 Order Products (hereinafter referred to as the "products"):

Serial Number	Product Name	Specification	Manufacturers	Unit	Quantity	Unit price	Total amount
1
2
3
Total Capital：		Lowercase Price: Small: (to contain 17% VAT)
Note:		For delivery location: Beijing Delivery time:

Article 2 The Quality Requirements And Technical Standard:

Article 1 in accordance with the prescribed specifications that provides products, quality standard according to manufacturer technical standards.

Article 3 Packaging and Shipping:

3-1 Packing: cartons

3-2 Transportation arrangement is responsible by the Party A, and the Party A for transportation to the designated place: party a location, transport costs by Party A.

Article 4 Price:

4-1 Party A prepaid 30%, the balance should be paid before the shipment.

4-2 Payment: T/T

Exhibit 10.4 -- Page 1

Article 5 receiving and acceptance:

5-1 Acceptance Criteria: according to this contract 2 the prescribed quality requirements and technical standards.

5-2 Party B has offices in place of delivery (by Party B, party a confirmation shall prevail) in the transportation of products to the place of delivery receipt for acceptance at the same time; Party B has no agency in the place of delivery, Party A within three days of acceptance in the products arrive at the place of delivery. If there are objections in acceptance, Party A shall give Party B a written objection, and Party B shall cooperate with the manufacturer in accordance with the second quality requirements and standards of this contract.

5-3 If party a does not provide a written objection within 3 days after the delivery of the products to party A, which shall regard as acceptance.

Article 6 warranty:

6-1 Warranty scope: according to manufacturer's warranty scope.

6-2 Guarantee deadline: within 3 months from the date of delivery of the products to party A.

Article 7 liability for breach:

7-1 If Party A delays payment, the time of delivery of products by Party B can be postponed accordingly. Party A shall pay the overdue fine to Party B according to the amount of the payment of the sum of delay for 0.5% days until the date of payment. Party a deferred payment of more than thirty days, Party B has the right to choose to terminate the contract, Party A according to the contract payment standard pay liquidated damages to Party B (paid to Party B termination date), return the products to Party B, Party A has paid the money as compensation, if not enough to compensate for the loss of Party B, Party A shall compensate separately.

7-2 According to the time, place, quality requirements and technical standards of products stipulated in the contract, party B shall pay 0.5% / of non-delivery product payment to party A for deferred delivery. Party b shall take the responsibility for the loss of Party A caused from deferred delivery. (except the deferred delivery caused from party A fails to pay the payment on time),

7-3 Party fails to contract receiving, acceptance or without warrant objection refused to receiving party b will product transportation and delivery locations, as party a receives goods and acceptance of time, which caused by party a is responsible for the loss.

7-4 Except this contract without authorization, any party shall cancel the contract, and in accordance with the contract, the total price to pay liquidated damages to the other party 0.5%, thus causing losses to the other party, the party responsible for authorization to terminate the contract.

Exhibit 10.4 -- Page 2

Article 8 the force majeure:

8-1 War, unrest, plague, earthquake, typhoon, flood, falling objects or other than the contract caused by explosion, fire, accidents and natural disasters. Due to the force majeure causes any party is unable to perform a contract due to force majeure, should be in 3 days after the event notification, try to reduce the loss. The loss caused by force majeure, shall be borne by both parties.

Article 9 dispute resolution:

The dispute shall be settled through friendly negotiation, and through consultation by the party, the people's courts have jurisdiction over the local ruling.

Article 10 other:

10-1 To contract both sides in the process of information technology and commercial secret liabilities for any party, such as the  obligation such as economic losses caused shall compensate.

10-2 Issues unmentioned in the contract or contract variation, is reached through consultation, the effect of the contract signed the contract agreement.

10-3 For manufacturers products or national policy adjustment of product causes, party b shall inform party a and change the contract.

10-4 Appendix of this contract shall be confirmed by both parties to this contract after the indispensable part of this contract, the effectiveness and consistent.

10-5 This contract in duplicate, both copies, after its signing by both parties shall also apply facsimile, namely.

10-6 This contract signing location: SIHUI CITY

10-7 This contract price and delivery of the products of calibration time since signing date within a week, if exceed this contract to any delivery time, both written agreement.

A: (Stamp) Authorized (Signature) Representatives： Bank: Bank account: Address: Zip code: TEL: FAX: Signing date:	B: Zhao Qing Neng Cheng Import & Export Co., Ltd (Stamp) Authorized (Signature) Representatives： Bank: Bank account: Address: Zip code: TEL: FAX: Signing date:

Exhibit 10.4 -- Page 3